UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):March 3,2025

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo
Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

833-776-6659

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 8.01 Other Events

Reference is made to the Current Report of the Company under Form 8-K filed with the Securities and Exchange Commission on February 26, 2025 wherein the Company reported that it had obtained stockholder approval to effect a reverse split of its outstanding shares at a ratio of between 1 for 10 and 1 for 30. The Company’s Board of directors has determined that the ratio will be 1 for 30 to be effective as soon as possible consistent with the rules of the Nasdaq Stock Market. The Company has received notices from the holders of the Company’s Series B Warrants for shares of its Common Stock the number of which currently exceeds the Company’s authorized shares. Upon the effective date of the reverse split the Company will be able to complete the issuance of all shares remaining to be issued under the Series B Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2025		SACKS PARENTE GOLF, INC.

	By:	/s/ GREGOR CAMPBELL
Gregor Campbell
Chief Executive Officer